UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

Bannix Acquisition Corp.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-40790	86-1626016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8265 West Sunset Blvd., Suite # 107 West Hollywood, CA	90046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 682-8949

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BNIX	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BNIXW	The Nasdaq Stock Market LLC
One Right to receive 1/10th of one share of Common Stock	BNIXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, at a special meeting of the stockholders (the “Special Meeting”) of Bannix Acquisition Corp. (“Bannix”) held on March 8, 2023, Bannix’s stockholders voted in favor of a proposal to amend Bannix’s Amended and Restated Certificate of Incorporation (as amended, the “Amended Charter”) to extend the date (the “Extension”) by which the Company must (1) complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses (an “initial business combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem 100% of the Company’s common stock (“common stock”) included as part of the units sold in the Company’s initial public offering that was consummated on September 14, 2021 (the “IPO”), from March 14, 2023, and to allow the Company, without another stockholder vote, to further extend the date to consummate a business combination on a monthly basis up to twelve (12) times by an additional one (1) month each time after March 14, 2023 or later extended deadline date, by resolution of the Company’s board of directors (the “Board”), if requested by Instant Fame, LLC, a Nevada limited liability company (“Sponsor”), upon five days’ advance notice prior to the applicable deadline date, until March 14, 2024, or a total of up to twelve (12) months after March 14, 2023 (such date as extended, the “Deadline Date”), unless the closing of a business combination shall have occurred prior thereto.

Also as previously disclosed, if an Extension is implemented, the sponsor of Bannix, Sponsor or its designees will deposit into the trust account, as a loan, the lesser of (x) $75,000 or (y) $0.07 per public share multiplied by the number of public shares outstanding (the “Contribution”), in connection with each Extension.

In connection with the Sponsor’s contribution for the Extension, which was funded on March 10, 2023, on March 13, 2023, Bannix issued an unsecured promissory note to the Sponsor with a principal amount equal to $75,000 (the “Extension Note”). The Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of Bannix’s initial business combination, or (b) the date of Bannix’s liquidation. If Bannix does not consummate an initial business combination by the Deadline Date, the Notes will be repaid only from funds held outside of the trust account or will be forfeited, eliminated or otherwise forgiven.

On March 13, 2023, the Board, at the request of the Sponsor, determined to implement a first Extension and to extend the Deadline Date for an additional month to April 14, 2023.

The foregoing description is qualified in its entirety by reference to the Extension Note, copies of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On March 14, 2023, Bannix issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein, announcing the issuance of the Extension Note and the extension of the Deadline Date to April 14, 2023.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by Bannix that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
10.1	Promissory Note dated March 13, 2023
99.1	Press Release dated March 14, 2023
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2023

BANNIX ACQUISITION CORP.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer